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                                                                    EXHIBIT 10.2

Frischmeyer Trading Corporation
1422 Central Avenue
Fort Dodge, Iowa 50501

     Re:  Appointment as Special Agent
          ----------------------------

Ladies and Gentlemen:

     In connection with the undersigned's having entered into an advisory agreement ("Advisory Agreement") with Quiet Systems Limited of George Town, Grand Cayman, Cayman Islands ("QSL"), a commodity trading advisor ("CTA") registered with the United States Commodity Futures Trading Commission ("CFTC"), this letter will serve as your appointment, subject to your acceptance hereof, as agent of the undersigned to receive the trading signals generated by QSL in its capacity as a CTA for the undersigned and for communicating the trades therefrom to the introducing broker or futures commission merchant selected by the undersigned. The undersigned acknowledges, understands and agrees that you will not exercise any discretion whatsoever in determining what trades will be made on behalf of the undersigned, but will rather merely review the technical signals generated by the various QSL programs which are the subject of the undersigned's Advisory Agreement with QSL and communicate the trades which are directed to be made pursuant thereto to the introducing broker or futures commission merchant. The Advisory Agreement is applicable to the account of the undersigned which will be traded in the trading program of QSL designated beneath the undersigned's signature hereto.

     As agent of the undersigned, you shall also receive and maintain records on behalf of the undersigned of trade confirmations, statements of purchase and sale, statements of open trade equity and monthly activity statements and all other statements or documents generated as a result of such trading in accordance with the Advisory Agreement between the undersigned and QSL. You are hereby authorized to provide copies of such documentation as received from the introducing broker or futures commission merchant in your capacity as ministerial agent of the undersigned, if so requested by QSL, to QSL.

     The undersigned has received, read, understood and acknowledged receipt of the Disclosure Document of QSL. The undersigned has also entered into the Advisory Agreement with QSL. Copies of both of the foregoing as acknowledged or executed by the undersigned have been provided to you. In connection with your appointment hereunder, the undersigned has authorized and directed QSL in writing (either in such Advisory Agreement or by separate writing, a copy of which has been provided to you) to deduct from
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Frischmeyer Trading Corporation
Page 2

fees paid by the undersigned to QSL, amounts equal to your Fees hereunder, from time to time, and to remit the same directly to you.

     The undersigned agrees and acknowledges that you shall not be liable in any manner whatsoever for any trading losses, any expenses, claims, judgments or other economic obligations to the undersigned arising out of or as a result of your appointment hereunder or the undersigned's Advisory Agreement with QSL, or any mistakes, transmission failures, exchange rate fluctuations or otherwise unless such economic loss or losses is or are directly caused by your gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. In this connection, the undersigned hereby acknowledges and agrees that this letter of appointment shall be governed by and construed under the laws of the State of Iowa, without regard to its conflict of laws principles, and that venue for any such adjudication, whether by way of litigation or arbitration, shall lie in Fort Dodge, Webster County, Iowa, and for this purpose the undersigned hereby submits to such jurisdiction and venue.

     For your services hereunder, Portfolio Boost, L.L.C., the General Partner of the undersigned agrees to pay you $200 per month ("Fees"). You may annually increase your Fees hereunder provided you give the undersigned not less than thirty (30) days prior written notice of such increase and the undersigned does not notify you in writing within ten days after receipt of your notice of the undersigned's objection to such increase. You acknowledge that the undersigned (excluding Portfolio Boost, L.L.C.) is not responsible or liable to you for the payment of Fees, and that the Fees are the sole responsibility of Portfolio Boost, L.L.C.

     Your appointment hereunder shall continue in full force and effect for so long as the Advisory Agreement between the undersigned and QSL remains in full force and effect, and such appointment shall automatically terminate upon the termination of such Advisory Agreement. If the undersigned timely objects to a fee increase under the immediately preceding paragraph you shall have the right to resign your appointment hereunder upon written notice to the undersigned.

     This is a personal services agreement. It may not be assigned by you or the undersigned to any other person, firm or corporation unless such other person, firm or corporation is an affiliate of or owned or controlled by you or the undersigned, respectively. This appointment shall be binding upon the undersigned and the undersigned's successors, legal representatives and assigns. This appointment shall be effective only after you have indicated your written acceptance below and shall commence upon execution by the undersigned of its Advisory Agreement with QSL.
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Frischmeyer Trading Corporation
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     Please indicate your acceptance of your appointment on the terms and conditions set forth above by signing and returning the enclosed copy of this letter.

                                    Very truly yours,

                                    Portfolio Boost III, L.P.
                                    By: Portfolio Boost, L.L.C., General
                                          Partner
                                    By: /s/Jeffrey A. Raun
                                        -----------------------------------
                                           Jeffrey A. Raun, President
                                    Date:  August 27, 1998

                                    Trading Program of QSL to which this
                                    Letter Agreement Applies:

                                    FOREX INDEX Program


                                    With respect to the Fifth Paragraph hereof
                                    (regarding Fees):

                                    Portfolio Boost, L.L.C., for itself

                                    By: /s/Jeffrey A. Raun
                                        -----------------------------------
                                          Jeffrey A. Raun, President
                                    Date:  August 27, 1998

Accepted and Agreed:

Frischmeyer Trading Corporation

By:/s/Michael Frischmeyer
   --------------------------------------------
Date: August 27, 1998